EXHIBIT 21


                              LIST OF SUBSIDIARIES



 Entity                                                     Jurisdiction of Formation
 Envoy Inns of Morrisville, LLC                                      Delaware
 JAGI Cleveland - Hudson, LLC                                        Delaware
 JAGI Cleveland - Independence, LLC                                  Delaware
 JAGI Montrose West, LLC                                             Delaware
 JAGI North Canton, LLC                                              Delaware
 Janus American Services Corp.                                       Delaware
 Janus Cleveland - Independence, Inc.                                Delaware
 Janus Hospitality I, L.L.C.                                         Delaware
 JI Subsidiary, Inc.                                                 Delaware
 Kings Dominion Lodge, G.P.                                          Virginia
 Beckelbe, Inc.                                                      Delaware
 Beckelbe, Ltd.                                                        Ohio
 JAGI Juno, L.L.C.                                                   Delaware
 Motel Associates of Pompano Beach, Inc.                             Florida
 JAGI Pompano, LLC                                                   Delaware